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                                                                 Exhibit (23.3)


                               ARNETT & FOSTER


                       CONSENT OF INDEPENDENT AUDITORS

Securities and Exchange Commission
Washington, D.C.

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Horizon Bancorp, inc. and subsidiaries for the year ended December 31, 1994, of our report dated February 4, 1993, with respect to the consolidated financial statements of Allegheny Bankshares Corporation and subsidiaries.

We also hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-73926) pertaining to the Incentive Stock Option Plan of Horizon Bancorp, Inc. of our report dated February 4, 1993, with respect to the consolidated financial statements of Allegheny Bankshares Corporation and subsidiaries Incorporated by reference in the Annual Report on Form 10-K of Horizon Bancorp, Inc. for the year ended December 31, 1994.


                                          ARNETT & FOSTER

Charleston, West Virginia
March 20, 1995


           1000 Laidley Tower, 500 Lee Street, East, P.O. Box 2629
                       Charleston, West Virginia 25329
                                 304/346-0441
                         Certified Public Accountants

                       Member of the McGladrey Network